Exhibit 3.4

MANULIFE PRIVATE CREDIT FUND

(a Delaware Statutory Trust)

BY-LAWS

As Amended and Restated December 17, 2025

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MANULIFE PRIVATE CREDIT FUND

BY-LAWS

ARTICLE I

INTRODUCTION

Section 1. Declaration of Trust. These By-laws are subject to the Declaration of Trust and, in the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

Section 2. Defined Terms. Defined terms used but not defined in these By-laws have the meanings given to them in the Declaration of Trust.

ARTICLE II

OFFICES

Section 1. Principal Office. The Board of Trustees shall fix, and from time to time may change, the location of the principal executive office of the Trust at any place within or outside the State of Delaware.

Section 2. Delaware Office. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware an individual who is a resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware, and in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust. The Trustees may designate a successor resident agent; provided, however, that such appointment shall not become effective until a certificate of amendment to the Certificate of Trust is filed in the office of the Delaware Secretary of State.

Section 3. Other Offices. The Board of Trustees may at any time establish branch or subordinate offices at any place or places within and outside the State of Delaware as the Trustees may from time to time determine.

ARTICLE III

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. Meetings of Shareholders shall be held at any place within or outside the State of Delaware designated by the Board of Trustees. In the absence of any such designation, Shareholders’ meetings shall be held at the principal executive office of the Trust. For purposes of these By-Laws, the term “Shareholder” shall mean a record owner of Shares of the Trust.

Section 2. Call of Meetings. There shall be no annual meetings of Shareholders except as required by law. Special meetings of Shareholders of the Trust or of any Class may be called at any time by a majority of the Board of Trustees, or by the President or the Secretary, for the purpose of taking action upon any matter requiring the authorization or approval of the Shareholders of the Trust or of any Class as herein provided or provided in the Declaration of Trust or upon any other matter as to which such authorization or approval is deemed to be necessary or desirable by the Trustees. Meetings of Shareholders of the Trust or of any Class may be called upon the written request of Shareholders holding a majority of the then issued and outstanding Shares of the Trust or Class entitled to vote at such meeting provided that: (i) such request shall include proof of the requesting Shareholders’ ownership of Shares at the time of the request and state the purposes of such meeting and the matters proposed to be acted on as discussed in Section 4(d) of Article III below; and (ii) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders; and provided, further, that a meeting shall not be called upon the request of Shareholders to consider any matter that is substantially the same as a matter voted upon at any meeting held during the preceding twelve months, unless requested by the holders of a two-thirds of the outstanding Shares entitled to be voted at such meeting. The President, Secretary or other officer may fix in their discretion a date for the meeting of Shareholders, which need not be the same date as that requested by the Shareholders. If the Secretary fails for more than sixty days to call a meeting requested in accordance with the preceding sentence, the Shareholders requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice.

Section 3. Notice of Shareholders’ Meetings. All notices of meetings of Shareholders shall be sent or otherwise given in accordance with Section 4 of this Article III not less than seven nor more than one hundred and twenty days before the date of the meeting. The notice shall specify: (i) the place, date and hour of the meeting; and (ii) the purpose of such meeting and the matters proposed to be acted on. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees who at the time of the notice are intended to be presented for election. Except with respect to adjournments as provided herein, no business shall be transacted at such meeting other than that specified in the notice.

Section 4. Manner of Giving Notice; Affidavit of Notice.

(a) Notice of any meeting of Shareholders shall be given: (i) either personally or by first-class mail or other written or electronic communication, charges prepaid; and (ii) addressed to the Shareholder at the address of that Shareholder (or facsimile number or electronic mail address as the case may be) appearing on the books of the Trust or its transfer agent, or given by the Shareholder to the Trust for the purpose of notice. If no such address appears on the Trust’s books or such address is not given to the Trust, or to the Trust’s transfer or similar agent, notice shall be deemed to be waived and therefore unnecessary, unless and until the Shareholder provides the Trust, or the Trust’s transfer or similar agent, with his or her address. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written or electronic communication or, where notice is given by publication, on the date of publication. Without limiting the manner by which notice otherwise may be given effectively to Shareholders, any notice to Shareholders given by the Trust shall be effective if given by a single notice to all Shareholders who share an address if delivered in accordance with applicable regulations promulgated by the Securities Exchange Commission. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail or with a courier, or sent by facsimile, .pdf, electronic mail or other means of written or electronic communication.

(b) If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust to indicate that the notice to the Shareholder cannot be delivered at that address, all future notices shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such future notices shall be kept available to the Shareholder, upon written demand of the Shareholder, at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

(c) An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained in the records of the Trust. In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at such meeting.

(d) A notice given by a Shareholder to be proper must set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a Trustee (A) the name, age, business address and residence address of such person, (B) the Class and number of Shares that are beneficially owned or owned of record by such person, (C) the date such Shares were acquired and the investment intent of such acquisition, and (D) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder or any Shareholder affiliate or family member (including any anticipated benefit to the Shareholder or any Shareholder affiliate or family member therefrom) and of each beneficial owner of Shares, if any, on whose behalf the proposal is made; (iii) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such Shareholder, as they appear on the Trust’s stock ledger and current name and address, if different, of such beneficial owner, (2) the Class and number of Shares which are owned beneficially or of record by such Shareholder and/or such beneficial owner, (3) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk of Share price changes for, or to increase the voting power of, such Shareholder or beneficial owner with respect to any Shares (collectively “Hedging Activities”), and (4) the extent to which such Shareholder or such beneficial owner, if any, has engaged in Hedging Activities with respect to shares or other equity interests of any other trust or company; and (iv) to the extent known by the Shareholder giving the notice, the name and address of any other Shareholder supporting the nominee for election or reelection as a Trustee or the proposal of other business on the date of such Shareholder’s notice. To be timely, a Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Trust not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later to occur of (i) the 90th day prior to such meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Trust. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.

Section 5. Adjourned Meeting; Notice. Any Shareholders’ meeting, whether or not a quorum is present, may be adjourned with respect to one or more matters to be considered at such meeting by action of the chairman of the meeting without a Shareholder vote. Any adjournment may be with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at a meeting of Shareholders prior to adjournment. Notice of adjournment of a Shareholders’ meeting to another time or place need not be given, if the adjourned meeting is held within a reasonable time after the date set for the original meeting, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than one hundred eighty days from the date of the original meeting, in which case the Board of Trustees shall set a new record date. If a new record date is fixed for the adjourned meeting, notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article III. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. An adjournment may be made with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any such adjournment shall not delay or otherwise affect the effectiveness and validity of a vote or other action taken prior to adjournment.

Section 6. Voting. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust. The Shareholders’ vote may be by voice vote or by ballot; provided, however, that any election of Trustees must be by ballot if demanded by any Shareholder before the voting has begun. On any matter other than election of Trustees, any Shareholder may cast part of the votes that such Shareholder is entitled to cast in favor of the proposal and refrain from casting and/or cast the remaining part of such votes against the proposal. If any Shareholder fails to specify the number of votes that such Shareholder is casting in favor of the proposal, it shall be conclusively presumed that such Shareholder is casting all of the votes that such Shareholder is entitled to cast in favor of such proposal. Except when a larger vote is required by any provision of the Declaration of Trust or these By-laws or by applicable law, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality of the Shares voted shall elect a Trustee, provided that where any provision of applicable law, the Declaration of Trust or these By-laws requires the holders of any Class to vote as a Class, then a majority of the Shares of that Class voted on the matter shall decide that matter insofar as that Class is concerned. Shareholders of a particular Class shall not be entitled to vote on any matter that affects only one or more other Classes. There shall be no cumulative voting in the election or removal of Trustees.

Abstentions (including Shares which abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval) and broker non-votes will be included for purposes of determining whether a quorum is present at a meeting of Shareholders. Abstentions and broker non-votes will be treated as votes present at a meeting of Shareholders, but will not be treated as votes cast. Abstentions and broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote “against” on proposals requiring a majority or other specified percentage of outstanding voting securities for approval.

Section 7. Waiver of Notice; Consent of Absent Shareholders.

(a) The transaction of business and any actions taken at a meeting of Shareholders, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice, provided a quorum is present either in person or by proxy at the meeting and if written or electronic consent to the action is filed with the records of the meetings of Shareholders by the holders of the number of Shares that would be required to approve the matter under these By-Laws and the Declaration of Trust and such action is submitted to Shareholders by the consent of the Board of Trustees. Such written consent shall be treated for all purposes as a vote taken at a meeting of Shareholders. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these By-laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

(b) Attendance by a Shareholder at a meeting of Shareholders shall also constitute a waiver of notice of that meeting, except if the Shareholder objects for the record at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting of Shareholders is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made for the record at the beginning of the meeting.

Section 8. Record Date for Shareholder Notice, Voting and Giving Consents.

(a) For purposes of determining the Shareholders entitled to vote or act at any meeting or adjournment or postponement thereof, the Board of Trustees may fix in advance a record date which shall not be more than ninety days before the date of any such meeting. If the Trustees do not so fix a record date, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day which is five business days before the day on which the meeting is held. The Shareholders of record entitled to vote at a Shareholders’ meeting shall be deemed the Shareholders of record at any meeting reconvened after one or more adjournments, unless the Board of Trustees has fixed a new record date. If the Shareholders’ meeting is adjourned for more than one hundred eighty days after the original date, the Board of Trustees shall establish a new record date.

(b) The record date for determining Shareholders entitled to give consent to action in writing without a meeting: (i) when no prior action of the Board of Trustees has been taken, shall be the day on which the first written consent is given; or (ii) when prior action of the Board of Trustees has been taken, shall be the close of business on the day on which the Trustees adopt the resolution taking such action.

(c) Nothing in this Section 8 of this Article III shall be construed as precluding the Board of Trustees from setting different record dates for different Classes. Only Shareholders of record on the record date, as herein determined, shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, notwithstanding any transfer of Shares on the books of the Trust after such record date.

Section 9. Proxies. Every Shareholder entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the Shareholder and filed with the Secretary of the Trust; provided, that an alternative to the execution of a written proxy may be permitted as provided in the second paragraph of this Section 9 of this Article III. A proxy shall be deemed signed if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Shareholder executing it by a written notice delivered to the Trust prior to the exercise of the proxy or by the Shareholder’s execution of a subsequent proxy or attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the Shareholder is received by the Trust before the proxy’s vote is counted; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of the State of Delaware.

With respect to any Shareholders’ meeting, the Board of Trustees may act to permit the Trust to accept proxies by any electronic, telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the proxy to act, provided the Shareholder’s authorization is received within eleven months before the meeting. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a Shareholders’ meeting.

Section 10. Inspectors of Election. Before any meeting of Shareholders, the Board of Trustees may appoint any person other than nominees for office to act as inspector of election at the meeting or its adjournment. If no inspector of election is so appointed, the Chairman of the meeting may, and on the request of any Shareholder or a Shareholder’s proxy shall, appoint an inspector of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and on the request of any Shareholder or a Shareholder’s proxy shall, appoint a person to fill the vacancy.

The inspector shall:

(a) determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b) receive votes, ballots or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes or consents;

(e) determine when the polls shall close with respect to any or all proposals;

(f) determine the result of voting or consents; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

Section 11. Conduct of Meetings. The Chairman of the Board of Trustees shall preside at each meeting of Shareholders. In the absence of the Chairman of the Board of Trustees, the meeting shall be chaired by the President, or if the President is not present, by any Vice President, or if none of them is present, then by the person selected for such purpose at the meeting. In the absence of the Secretary or an Assistant Secretary, the secretary of the meeting shall be such person as the Chairman of the meeting shall appoint. At every meeting of Shareholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions concerning the qualification of voters and the validity of proxies, the acceptance or rejection of votes, and procedures for the conduct of business not otherwise specified by these By-laws, the Declaration of Trust or law, shall be decided or determined by the Chairman of the meeting.

Section 12. Shareholder Action by Written Consent.

(a) Except as provided in the Declaration of Trust, any action that may be taken at any meeting of Shareholders may be taken without a meeting if such action is submitted to Shareholders by consent of the Board of Trustees and written consent to the action is filed with the records of the meetings of Shareholders by the holders of the number of Shares that would be required to approve the matter; provided, however, that the Shareholders receive any necessary information statement or other necessary documentation in conformity with the requirements of the Securities Exchange Act of 1934 or the rules or regulations thereunder. Any such written consent may be executed and given by facsimile, .pdf, electronic mail, electronic signature or other electronic means. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust’s records. Any Shareholder giving a written consent, a transferee of the Shares, a personal representative of the Shareholder, or their respective proxy holders may revoke the Shareholder’s written consent by a writing received by the Secretary of the Trust before written consents of the number of Shares required to authorize the proposed action have been filed with the Secretary.

(b) If the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the Shareholders without a meeting. This notice shall be given in the manner specified in Section 4 of this Article III to each Shareholder entitled to vote who did not execute such written consent.

Section 13. Quorum. Except when a larger quorum is required by applicable law, the Declaration of Trust or these By-laws, one-quarter of the Shares present in person or represented by proxy and entitled to vote at a Shareholders’ meeting shall constitute a quorum at such meeting.

When a separate vote by one or more Classes is required, one-quarter of the Shares of each such Class present in person or represented by proxy and entitled to vote shall constitute a quorum at a Shareholders’ meeting of such Class.

If a quorum, as above defined, shall not be present for the purpose of any vote that may properly come before any meeting of Shareholders at the time and place of such meeting, the meeting may be adjourned with respect to one or more matters by action of the chairman of the meeting without a Shareholder vote, to another time or place without further notice than by announcement to be given at the meeting until a quorum, as above defined, entitled to vote on such matter, shall be present, whereupon any such matter may be voted upon at the meeting as though held when and where originally convened.

ARTICLE IV

BOARD OF TRUSTEES

Section 1. Trustees and Vacancies. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, so far as such powers are not inconsistent with the laws of the State of Delaware, the Declaration of Trust, or these By-laws.

Vacancies in the Board of Trustees may be filled as set forth in the Declaration of Trust. In the event that all Trustee offices become vacant, an authorized officer of the Investment Adviser shall serve as the sole remaining Trustee effective upon the vacancy in the office of the last Trustee, subject to applicable provisions of the 1940 Act. In such case, the Investment Adviser, as the sole remaining Trustee, shall, as soon as practicable, fill all of the vacancies on the Board of Trustees; provided, however, that the percentage of Trustees who are not Interested Persons of the Trust shall be no less than that permitted by applicable provisions of the 1940 Act. Thereupon, the Investment Adviser shall resign as Trustee and a meeting of the Shareholders shall be called, as required by applicable provisions of the 1940 Act, for the election of Trustees.

Section 2. Place of Meetings; Meetings by Telephone. All meetings of the Board of Trustees may be held at any place within or outside the State of Delaware that has been designated from time to time by the Trustees. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust. Subject to any applicable requirements of applicable provisions of the 1940 Act, any meeting may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

Section 3. Regular Meetings. Regular meetings of the Board of Trustees shall be held at such times as shall be fixed from time to time by the Trustees. Such regular meetings may be held in accordance with the fixed schedule without call or any additional notice.

Section 4. Special Meetings. Special meetings of the Board of Trustees for any purpose or purposes may be called at any time by Chairman, the President, the Secretary or by a majority of Trustees. Notice of the time, place and purpose of special meetings shall be communicated to each Trustee orally in person or by telephone at least forty-eight hours before the meeting or transmitted to him or her by first-class mail, or by facsimile, .pdf, electronic mail or other electronic means, addressed to each Trustee at that Trustee’s address as it is shown on the records of the Trust at least seventy-two hours before the meeting. Oral notice shall be deemed to be given when given directly to the person required to be notified and all other notices shall be deemed to be given when sent. The notice need not specify the place of the meeting if the meeting is to be held at the principal executive office of the Trust.

Section 5. Quorum. One-third, but not less than two, of the authorized number of Trustees shall constitute a quorum for the transaction of business (unless there is only one Trustee, at which point a quorum will consist of that one Trustee), except to adjourn as provided in Section 7 of this Article IV. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees, provided, that if a provision of the Declaration of Trust requires a different percentage of Trustees to take an action described in such provision, then such action may be taken by the percentage of Trustees specified in such provision. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 6. Waiver of Notice. The transactions of a meeting of Trustees, however, called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting with respect to that person, except when the person objects for the record at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made for the record at the beginning of the meeting. Whenever notice of a meeting is required to be given to a Trustee under the Declaration of Trust or these By-laws, a written waiver thereof, executed before or after the meeting by such Trustee or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. The waiver of notice or consent need not specify the purpose of the meeting.

Section 7. Adjournment. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 8. Action Without a Meeting. Unless applicable provisions of the 1940 Act require that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees may be taken without a meeting by written consent of a majority of the Trustees. Any such written consent may be executed and given by facsimile or other electronic means. Such written consents shall be filed with the minutes of the proceedings of the Board of Trustees.

Section 9. Fees and Compensation of Trustees. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Trustees. This Section 9 of this Article IV shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

Section 10. Special Action. When the number of Trustees, or members of a committee, as the case may be, required for approval of an action at a meeting of the Trustees or of such committee are present at such meeting, however called, or whenever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto on the record of such meeting, the acts taken at such meeting shall be valid as if such meeting had been regularly held.

ARTICLE V

COMMITTEES

Section 1. Committees of the Trustees. The Board of Trustees may, by resolution adopted by a majority of the authorized number of Trustees, designate one or more committees as set forth in the Declaration of Trust, to serve at the pleasure of the Board of Trustees. The Board of Trustees may designate one or more Trustees or other persons as alternate members of any committee who may replace any absent member at any meeting of the committee. The Trustees shall determine the number of members of each committee and its powers and shall appoint its members and its chair. Each committee member shall serve at the pleasure of the Trustees. Each committee shall maintain records of its meetings and report its actions to the Trustees. The Trustees may rescind any action of any committee, but such rescission shall not have retroactive effect. The Trustees may delegate to any committee any of its powers, subject to the limitations of applicable law. Any committee, to the extent provided in the resolution of the Board of Trustees, shall have the authority of the Board of Trustees, except with respect to:

(a) the approval of any action which under the Declaration of Trust or applicable law also requires Shareholders’ authorization or approval or requires authorization or approval by a majority or a greater number of the entire Board of Trustees or certain members of the Board of Trustees;

(b) the filling of vacancies on the Board of Trustees or on any committee. However, a committee may nominate trustees and, if required by applicable provisions of the 1940 Act, elect trustees who are not “interested persons” as defined in the 1940 Act;

(c) the fixing of compensation of the Trustees for serving on the Board of Trustees or on any committee;

(d) the amendment or repeal of the Declaration of Trust or of these By-laws or the adoption of a new Declaration of Trust or new By-laws; or

(e) the amendment or repeal of any resolution of the Board of Trustees which by its express terms is not so amendable or repealable.

Section 2. Meetings and Actions of Committees. Meetings and action of any committee shall be governed by and held and taken in accordance with the provisions of the Declaration of Trust and this Article V, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Trustees and its members, except that the time of regular meetings of any committee may be determined either by the Board of Trustees or by the committee. Special meetings of any committee may also be called by resolution of the Board of Trustees or by the committee, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board of Trustees may adopt rules for the government of any committee not inconsistent with the provisions of these By-laws.

ARTICLE VI

OFFICERS

Section 1. General Provisions. The officers of the Trust shall be a Chairman, a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

Section 2. Election, Term of Office and Qualifications. The officers of the Trust (except those appointed pursuant to Section 10 of this Article VI) shall be elected by the Trustees. Except as provided in Sections 3 and 4 of this Article VI, each officer elected by the Trustees shall hold office at the pleasure of the Trustees. Any two or more offices may be held by the same person. The Chairman of the Board shall be selected from among the Trustees and may hold such office only so long as he/she continues to be a Trustee. Any Trustee or officer may be but need not be a Shareholder of the Trust.

Section 3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

Section 4. Powers and Duties of the Chairman. The Chairman shall preside at the meetings of the Shareholders and of the Trustees. He may call meetings of the Trustees and of any committee thereof whenever he deems it necessary. He shall be the Chief Executive Officer of the Trust and shall have, with the President, general supervision over the business and policies of the Trust.

Section 5. Powers and Duties of the Vice Chairman. The Trustees may, but need not, appoint one or more Vice Chairman of the Trust. A Vice Chairman shall be an executive officer of the Trust and shall have the powers and duties of a Vice President of the Trust as provided in Section 7 of this Article VI. The Vice Chairman shall perform such duties as may be assigned to him or her from time to time by the Trustees or the Chairman.

Section 6. Powers and Duties of the President. The President shall preside at all meetings of the Shareholders in the absence of the Chairman. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres as provided by the Trustees, he shall at all times exercise general supervision over the business and policies of the Trust. He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Trustees.

Section 7. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

Section 8. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust which may come into his hands to such custodian as the Trustees may employ. He shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of a Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 9. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of a transfer agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-laws and as required by law; and subject to these By-laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

Section 10. Powers and Duties of Assistant Officers. In the absence or disability of the Treasurer, any officer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each officer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each officer performing the duties and exercising the powers of the Treasurer, if any, and any Assistant Treasurer, shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 11. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

Section 12. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers and Trustees and members of an advisory board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

ARTICLE VII

INSPECTION OF RECORDS AND REPORTS

Section 1. Maintenance and Inspection of Share Register. The Trust shall keep at its offices or at the office of its transfer or other duly authorized agent, records of its Shareholders, that provide the names and addresses of all Shareholders and the number and Classes, if any, of Shares held by each Shareholder. Such records may be inspected during the Trust’s regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust (which shall be at least 10 days in advance), for any purpose reasonably related to such Shareholder’s interest as a Shareholder.

Section 2. Maintenance and Inspection of Declaration of Trust and By-laws. The Trust shall keep at its offices the original or a copy of the Declaration of Trust and these By-laws, as amended or restated from time to time, where they may be inspected during the Trust’s regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust (which shall be at least 10 days in advance), for any purpose reasonably related to such Shareholder’s interest as a Shareholder.

Section 3. Maintenance and Inspection of Other Records. The accounting books and records and minutes of proceedings of the Shareholders, the Board of Trustees, any committee of the Board of Trustees or any advisory committee shall be kept at such place or places designated by the Board of Trustees or, in the absence of such designation, at the offices of the Trust. The minutes and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

If information is requested by a Shareholder, the Board of Trustees, or, in case the Board of Trustees does not act, the President, any Vice President or the Secretary shall establish reasonable standards governing, without limitation, the information and documents to be furnished and the time and the location, if appropriate, of furnishing such information and documents. Costs of providing such information and documents shall be borne by the requesting Shareholder. The Trust shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information or documents.

The Board of Trustees, or, in case the Board of Trustees does not act, the President, any Vice President or the Secretary may keep confidential from Shareholders for such period of time as the Board of Trustees or such officer, as applicable, deems reasonable any information that the Board of Trustees or such officer, as applicable, reasonably believes to be in the nature of trade secrets or other information that the Board of Trustees or such officer, as the case may be, in good faith believes would not be in the best interests of the Trust to disclose or that could damage the Trust or its business or that the Trust is required by law or by agreement with a third party to keep confidential.

Section 4. Inspection by Trustees. Every Trustee shall have the absolute right during the Trust’s regular business hours to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE VIII

DIVIDENDS

Section 1. Declaration of Dividends. Dividends upon the Shares of beneficial interest of the Trust may, subject to the provisions of the Declaration of Trust, if any, be declared by the Board of Trustees at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in Shares of the Trust.

Section 2. Delegation of Authority Relating to Dividends. The Trustees or the Executive Committee may delegate to any Officer or Agent of the Trust the ability to authorize the payment of dividends and the ability to fix the amount and other terms of a dividend regardless of whether or not such dividend has previously been authorized by the Trustees.

Section 3. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Board of Trustees may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust, or for such other purpose as the Board of Trustees shall deem to be in the best interests of the Trust, and the Board of Trustees may abolish any such reserve in the manner in which it was created.

ARTICLE IX

GENERAL MATTERS

Section 1. Checks, Drafts, Evidence of Indebtedness. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with these By-laws or the resolution of the Board of Trustees.

Section 2. Contracts and Instruments; How Executed. The Board of Trustees, except as otherwise provided in these By-laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances, and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3. Certificates for Shares. Should the Board of Trustees authorize the issuance of certificates certifying the ownership of Shares, a certificate or certificates for Shares of beneficial interest in any Class of the Trust may be issued to a Shareholder upon the Shareholder’s request when such Shares are fully paid. All certificates shall be signed in the name of the Trust by the Chairman of the Board of Trustees or the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary, certifying the number of Shares and the Class of Shares owned by the Shareholders. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Trust with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its Shares by electronic or other means.

Section 4. Lost Certificates. Except as provided in Section 3 of this Article IX or this Section 4 of this Article IX, no new certificates for Shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time. The Board of Trustees may, in case any Share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board of Trustees may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 5. Representation of Shares of Other Entities Held by the Trust. The President or any Vice President or any other person authorized by resolution of the Board of Trustees or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation, partnership, trust or other entity, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

Section 6. Bonds and Other Security. If required by the Board of Trustees, any officer, agent or employee of the Trust shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety or sureties as the Trustees may require.

Section 7. Transfer of Shares. Shares of the Trust shall be transferable only on the record books of the Trust by the person in whose name such Shares are registered, or by his or her duly authorized attorney or representative. In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Trust, its transfer agent or other duly authorized agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be presented to the Trust, transfer agent or other duly authorized agent, and may be required to be deposited and remain with the Trust, its transfer agent or other duly authorized agent. No transfer shall be made unless and until the certificate issued to the transferor, if any, shall be delivered to the Trust, its transfer agent or other duly authorized agent, properly endorsed.

Section 8. Holders of Record. The Trust shall be entitled to treat the holder of record of any Share or Shares as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other person, whether or not the Trust shall have express or other notice thereof.

Section 9. Fiscal Year. The fiscal year of the Trust shall be fixed and re-fixed or changed from time to time by the Board of Trustees.

Section 10. Seal. The Board of Trustees may adopt a seal which shall be in such form and have such inscription as the Trustees may from time to time determine. Any Trustee or officer of the Trust shall have authority to affix the seal to any document, provided that the failure to affix the seal shall not affect the validity or effectiveness of any document.

Section 11. Writings. To the fullest extent permitted by applicable laws and regulations: (i) all requirements in these By-laws that any action be taken by means of any writing, including any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and (ii) all requirements in these By-laws that any writing be signed shall be deemed to be satisfied by any electronic signature or other electronic means in such form that is acceptable to the Trustees.

Section 12. Severability. The provisions of these By-laws are severable. If the Board of Trustees determines, with the advice of counsel, that any provision hereof conflicts with applicable provisions of the 1940 Act or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-laws.

Section 13. Headings. Headings are placed in these By-laws for convenience of reference only. In case of any conflict, the text of these By-laws, rather than the headings, shall control. The other principles of construction set forth in Section 11.9 of the Declaration of Trust also shall apply to these By-laws.

ARTICLE X

AMENDMENTS

These By-laws may be restated, amended, supplemented or repealed by at least two-thirds of the Trustees then in office without any authorization or approval of the Shareholders.

Effective: July 19, 2023